Exhibit 99.1

Registered Shareholder:

Number of Shares:

Control Number:

MOXIAN, INC.

UNIT 911, TOWER 2, SILVERCORD, 30 CANTON ROAD

TSIMSHATSUI

HONG KONG SAR, CHINA

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 11:00 a.m. on [  ], 2021 (Hong Kong Time)

(Record Date – [  ], 2021)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Hao Qinghu or Tan Wanhong, and each of them, as proxies with full power of substitution, to represent and to vote as set forth herein all the shares of the common stock of MOXIAN, INC. which the undersigned is entitled to vote at the 2021 Annual Meeting of Stockholders and any adjournments or postponements thereof, as designated below. If no designation is made, the proxy, when properly executed, will be voted: (i) “FOR” the election of the director nominees named below in Item 1, (ii) “FOR” Item 2, the ratification of the appointment of Centurion ZD CPA & Co. as independent registered public accounting firm for the fiscal year ending September 30, 2021, (iii) “FOR” Item 3, approval of the adoption of the Agreement and Plan of Merger by and between Moxian, Inc. and Moxian (BVI) Inc, and (iv) in the discretion of the proxies upon such other matter as may properly come before the Annual Meeting.

Item 1	To approve the election of five directors to serve on the Company’s board of directors until the 2022 annual meeting of shareholders or until their successors are duly elected and qualified.

[ ]	FOR the election as a director of the five nominees listed below.
NOMINEES: Hao Qinghu, Lionel Choong Khuat Leok, William Yap Guan Hong, Wendy Wang Yingjie, and Zhao Yahui
[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES
[ ]	WITHHOLD AUTHORITY to vote for the following nominees:

INSTRUCTION: To withhold authority to vote for individual nominees, write their names on the line above.

Item 2	To ratify the appointment of Centurion ZD CPA & Co. as independent registered public accounting firm for the fiscal year ending September 30, 2021.

[ ] For	[ ] Against	[ ] Abstain

Item 3	To approve the adoption of the Agreement and Plan of Merger by and between Moxian, Inc. and Moxian (BVI) Inc.

[ ] For	[ ] Against	[ ] Abstain

Item 4	To approve transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

[ ] For	[ ] Against	[ ] Abstain

In his or her discretion, the proxy is authorized to vote upon any other matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dated: ___________________________________________, 2021

____________________________________________

Signature

____________________________________________

Signature (Joint Owners)

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title

[SEE VOTING INSTRUCTIONS ON NEXT PAGE]

VOTING INSTRUCTIONS

Please sign, date and mail this Proxy Card promptly to the following address in the enclosed postage-paid envelope:

Securities Transfer Corporation

2901 N. Dallas Parkway, Suite 380

Plano, Texas 75093

Attention: Proxy Department

OR

You may sign, date and submit your Proxy Card by facsimile to (469) 633-0088.

OR

You my sign, date, scan and email your scanned Proxy Card to proxyvote@stctransfer.com.

OR

You may vote online through the Internet:

1.	Go to http://onlineproxyvote.com/MOXC/ at any time 24 hours a day.
2.	Login using the control number located in the top left hand corner of this proxy card.
3.	Access the proxy voting link within that website to vote your proxy.

If you vote your proxy on the Internet, you do not need to mail back, fax or email your Proxy Card.

The Proxy Statement, the form of Proxy Card and the Company’s Annual Report to Shareholders are available at http://onlineproxyvote.com/MOXC/